Exhibit 10.40

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

DEVELOPMENT SERVICES CONTRACT

for

Sustainable Aviation Fuel Facility

between

NEW RISE SAF RENEWABLES LLC

and

ENCORE MANAGEMENT AND CONSULTINGC LLC

DEVELOPMENT SERVICES CONTRACT

FIRM FIXED PRICE

This Development Services Contract (“Contract”) is made and entered into as of this eight day of January 2024 (‘Effective Date”), by and between New Rise SAF Renewables LLC, (“Owner”), whose address is 611 Peru Dr, McCarran NV 89434 and Encore MGMT & CONSULTING, LLC (“Developer”), whose address is 425 Western Rd Suite #102, Reno NV 89506, collectively referred to as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, Developer is in the business of providing development and feasibility services and,

WHEREAS, Owner desires to obtain from Developer the development services for a feasibility study for various options or scenarios as described in Exhibit” A” - Scope of Work and Developer is willing to perform such services under the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the Parties agree as follows:

Section 1 - Term

The term of this Contract commences upon mutual agreement and signature between Owner and Developer. The term of this Contract continues until the date the services described in a) Exhibit” A” - Scope of Work and Schedule of Values per funding availability.

Section 2 - Work

Exhibit “A” - Scope of Work - sets forth the details of the Work to be performed by Developer during the term of this Contract. Either Party may propose additional work for Developer by preparing supplements to Exhibits which supplements shall be incorporated into this Agreement upon the mutual agreement of both Parties.

Each Party has nominated a representative who is authorized to act for said Party (“Representative”). Developer’s licensed representative is Mike Burgess, and Owner’s representative is Randy Soule.

Developer is a qualified licensed contractor within the state of Nevada. This Contract shall not render Developer an employee, partner, agent of the Owner or any of Owner’s agents for any purpose. Neither Owner nor any of Owner’s agents shall be responsible for withholding taxes with respect to Developer’s compensation hereunder. Developer shall have no claim against Owner, or any of Owner’s agents for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

Developer shall maintain direct supervision and control over the Work. However, Owner’s Representatives are entitled to inspect the Work from time-to-time and to request changes to the Work, provided that such changes and the resulting adjustments in schedule and compensation, if applicable, are agreed to in writing by Developer per section 7.

Owner shall provide all information in Owner’s possession and reasonably requested hereof by Developer that is necessary to perform its obligations pursuant to this Section 2.

Section 3 - Exclusions

Design packages and permit drawings are not included in this development and scenario concept phase.

Section 4 - Compensation

Owner shall pay Developer based upon a percentage complete of the schedule of values (“SOY”) as set forth on Exhibit “A” - Schedule of Values. Each invoice shall be submitted to Owner on an AIA Standard Contract Form. Payments shall be made to the address/wire account as set forth on the invoice or as provided in separate document to Owner. Payment of invoices shall be made no later than ten (10) calendar days after Owner’s receipt of Developer’s invoice. Owner’s payment obligations are fulfilled when the funds have been credited to Developer’s bank account(s). Should a reasonable disagreement exist as to the proper amount of the invoice, the Parties shall seek to resolve such disagreements promptly. If the Parties are able to resolve the dispute, the payment due date will be five (5) days from the date the Parties resolved the applicable issue.

In the event that Owner fails to pay an undisputed invoice within ten (10) calendar days after the due date, Developer shall have the right to suspend performance under the Contract, and shall have the right to recover from Owner all incurred costs directly related to the suspension. Should such non payment of an undisputed invoice continue for a further fifteen (15) calendar days, then Developer may have the right to terminate the Contract and Developer shall have the right to recover from Owner all incurred costs directly related to the termination.

Section 5 - Ownership of Work Product

Upon Owner’s full compliance and performance under this Agreement, including, without limitation, prompt payment of all sums when due, Owner shall own all right, title, and interest in and to all Work product and all reports, information, designs and materials (“Deliverables”) produced by the Developer in performance of Work hereunder to the extent necessary for the construction, operation, maintenance and modification of the Project contemplated hereunder.

Section 6 - Changes

At any time during the performance of Work and services to be provided hereunder, either Owner or Developer may propose “Changes” which may increase the amount of such work or services, change the applicable specifications and/or drawings, modify the kind of work or services provided, alter the schedule for performing such work or providing such services, or otherwise change the scope of the Work or services to be provided hereunder. If a Change will alter Developer’s Scope of Project as defined in Exhibit “A”, OR increase/Mgmt & Consulting ease the cost of the Work, OR impact Developer’s work schedule, the Parties shall execute a change order (“Change Order”) documenting the mutually agreed upon Change prior to the commencement of such Change.

Section 7 - Default and Termination

Should the Developer become in default of any of the provisions of this Contract and fails to remedy its default within thirty (30) days after receipt of written notice of any default from Owner, then Owner may terminate Developer’s services for unsatisfactory performance. The Owner shall then assume all obligations and commitments that Developer may have thereto for in good faith undertaken or incurred in connection with the services and with Owner’s prior approval. In the event of termination for cause, Owner shall pay Developer for services performed per the Contract to date of termination.

Should the Owner become in default of any of the provisions of this Contract and fails to remedy its default within thirty (30) days after receipt of written notice of any default from Developer, then Developer may terminate its services for Owner’s defaults. In the event of termination for cause, Owner shall pay Developer for services performed per the Contract to date of termination.

Section 8 - Schedule

The Work shall be planned, commenced, prosecuted and performed in a prompt, diligent manner, in a sensible sequence. Project shall be completed as funding for various scopes of work are available per Owner.

Section 9 - Miscellaneous

Law: Developer agrees to perform the Work in full compliance with any and all valid and applicable laws, rules, and regulations adopted by any governmental agency, whether local, state or federal.

Remedies: The specific remedies set forth in this Contract against Developer shall be the exclusive remedies of Owner against Developer. Accordingly, the rights and remedies provided under this Contract against Developer are to be to the exclusion of any other remedy that Owner has against Developer under the law governing the Contract or otherwise.

Disputes: The Parties shall use reasonable efforts to resolve any dispute which may arise under the Contract through good faith negotiations by their Representatives or each Party’s representative’s nominee. Each Party shall nominate a senior member of its management to meet at any mutually agreed location to resolve a dispute. Such meeting shall take place within thirty (30) days of the receipt of notice of a dispute. In the event that negotiations do not result in a mutually acceptable resolution, the dispute shall be handled through binding arbitration.

Governing Law and Binding Arbitration: This Contract shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Any controversy or claim arising out of or relating to this Contract, or the breach thereof, shall be settled through binding arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Reno, Nevada.

Assignment and Subcontracting: Neither of the Parties hereto, without prior consent in writing of the other Party (which shall not be unreasonably withheld or delayed), may assign rights, duties or obligations hereunder in whole or in part to a third party, including any affiliate or subsidiary of such Party.

Failure to enforce any or all of the terms contained in this Contract in any particular instance shall not constitute a waiver thereof or preclude subsequent enforcement thereof. No term or provision of this Contract may be altered except by written consent of Developer and Owner. If any provision of this Contract shall be deemed void an unenforceable for any reason, the remainder of this Contract shall remain in full force and effect.

This Contract, together with the attached Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter herein and supersedes any prior or contemporaneous agreements, understandings or representations relating thereto. There are no prior agreements or representations, express or implied that are not merged herein or superseded hereby. In the event of a conflict between this Contract and any subsequent writing between the Parties, including any purchase order, report, or invoice, this Contract shall control except with respect to a specific amendment or supplements added to this Contract by the Parties’ mutual agreement.

This Contract may not be amended, modified, changed or waived except by an instrument or instruments in writing signed by Owner and Developer.

This Contract may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Signatures

IN WITNESS WHEREOF, this Contract has been executed as of the Effective Date in multiple counterparts, each of which shall be considered an original thereof.

Signatures

OWNER New Rise SAF Renewables LLC 611 Peru Dr McCarran, NV 89434 /s/ Randy Soule Randy Soule, Manager/Owner	DEVELOPER Encore Management & Consulting, LLC 425 Western Rd Suite #102 Reno, NV 89506 /s/ Mike Burgess Mike Burgess, P.E.

Exhibit “A” - SCOPE OF WORK I SCHEDULES OF VALUES

Scope	Description	Amount
1	Basis of Design, Scope, Contract	[***]
2	Option 1 New Plant incorporating synergy concepts with existing plant	[***]
3	Option 2 Plant Optimization, De-bottlenecking for increased production, multiple concepts for Naptha	[***]
4	Feasibility Study of Different Variants and Concepts	[***]
5	Cause and Effect of Different Variants	[***]
6	Results and Recommendations	[***]
	TOTAL	6,000,000.00

Exclusions
Design drawings, permitting, construction s excluded in this development package

Exhibit “B”

Exhibit “C”